Exhibit 99

Sypris Reports 2011 Results

Revenue and Earnings Post Solid Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 13, 2012--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its fourth quarter and full year ended December 31, 2011.

HIGHLIGHTS

─────────────────────

For the Fourth Quarter:

  Revenue and gross profit increased 24% and 19%, respectively, from the prior year quarter.
  Earnings increased to $0.07 per diluted share, up from a loss of $0.09 per share for the prior year period.
  Free cash flow for the quarter increased to $4.8 million, or $0.25 per share.
  The Company entered into a new, multi-year agreement to increase the sales of steer axle components to a major customer in North America with shipments beginning in early 2012.

For the Full Year:

  Revenue and gross profit increased 26% and 42%, respectively, from the prior year period.
  Earnings increased to $0.40 per diluted share, up from a loss of $0.55 per share for 2010.
  Free cash flow increased to $10.1 million, or $0.53 per share.
  The Company entered into new multi-year supply agreements with Dana, Eaton, Meritor, Sisamex and others during the year that will contribute to top line growth in 2012.

─────────────────────

The Company reported revenue of $83.6 million for the fourth quarter compared to $67.2 million for the prior year period. The Company reported net income of $1.3 million, or $0.07 per diluted share, for the fourth quarter compared to a net loss of $1.6 million, or $0.09 per share, for the prior year period.

For the full year ended December 31, 2011, the Company reported revenue of $335.6 million compared to $266.7 million for the prior year period and net income of $7.9 million, or $0.40 per diluted share, compared to a net loss of $10.2 million, or $0.55 per share, for the prior year period.

The Company’s income from continuing operations for the full year ended December 31, 2011 was $8.4 million, or $0.43 per diluted share, as compared to a loss from continuing operations of $9.7 million, or $0.52 per share, for the prior year period.

Pretax income from continuing operations of $11.1 million for the year ended December 31, 2011 included a pretax gain of $3.0 million in connection with a settlement regarding prior year volumes with one of its customers, a pretax gain of $4.5 million from the disposition of idle assets and a pretax foreign currency translation gain of $2.6 million.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and operating income increasing on a year-over-year basis,” said Jeffrey T. Gill, president and chief executive officer. “We expect the improved cost profile and strong operational performance to make a material contribution to the growth and profitability of the Company throughout the coming year.”

“Revenue for our Electronics Group decreased from the prior year partially as a result of a shipping delay for one of our secured communication products resulting from a delay in certification. The approval was received subsequent to year-end and we resumed shipments during the first quarter of 2012. Sales volumes for the near term will likely continue to reflect the impact of the budgetary and funding uncertainty within the Department of Defense. We continue to invest in R&D in support of emerging cyber defense related opportunities.”

The Industrial Group

Revenue for our Industrial Group increased 51% to $72.2 million in the fourth quarter compared to $47.7 million for the prior year period, primarily as a result of increased demand from customers in the commercial vehicle and trailer markets. Gross profit for the quarter increased 325% to $8.2 million, or 11% of revenue, compared to $1.9 million, or 4% of revenue for the same period in 2010, reflecting the positive conversion associated with the increase in revenue and supply chain productivity.

The Electronics Group

Revenue for our Electronics Group was $11.4 million in the fourth quarter compared to $19.5 million in the prior year period, while gross profit for the quarter was $0.5 million, or 4% of revenue, compared to $5.4 million, or 28% of revenue for the same period in 2010. Revenue for the period continued to reflect the impact of the delay in funding for orders as a result of the late enactment of 2011 Federal budget. Additionally, revenue for the period reflected a shipping delay resulting from delayed certification. Gross profit was negatively impacted by lower revenue and product mix.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business as we begin 2012. We expect to see strong comparable period growth in the top line of our Industrial Group going forward, as recently announced contracts add additional volume going into the new year. Our team remains acutely focused on increasing the rate of profit conversion from each revenue dollar, thereby driving further margin expansion and earnings during the year.”

“For our Electronics Group, we will continue to closely monitor the unknowns imposed by the uncertainty in our defense market until the 2012 budget authorization is enacted and funding successfully allocated. Nonetheless, we expect to see a progressive recovery in shipments and margins for this business segment as we move throughout the coming year.”

“We believe that the Company is well-positioned and our team is focused on delivering improved operational and financial results during the year. We will do so through a relentless focus on execution at every level of our organization.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; dependence on, recruitment or retention of key employees; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including capitalized pre-contract costs related to the development of a replacement for certain aerospace and defense products; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; changes or delays in government or other customer budgets, funding or programs; potential weaknesses in internal controls over [financial reporting and] enterprise risk management; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, computer hacking or other cyber attacks, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding free cash flow, which is a non-GAAP financial measure.

Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow is useful in analyzing the company’s ability to service and repay its debt. Management uses this non-GAAP measure in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP.

RECONCILIATION OF FREE CASH FLOW
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Consolidated Cash Flow Statement:
Cash flows from operating activities:
Net cash provided by operating activities	$7,783	$1,923	$16,992	$1,725
Cash flows from investing activities:
Capital expenditures	(3,021)	(1,230)	(6,848)	(2,233)
Proceeds from sale of assets	395	725	5,032	1,446
Changes in nonoperating assets and liabilities	(11)	39	33	46
Net cash used in investing activities	(2,637)	(466)	(1,783)	(741)
Cash flows from financing activities:
Net cash used in financing activities	(2,500)	—	(13,628)	—
Net increase in cash and cash equivalents	2,646	1,457	1,581	984
Cash and cash equivalents at beginning of period	15,527	15,135	16,592	15,608
Cash and cash equivalents at end of period	$18,173	$16,592	$18,173	$16,592

Free Cash Flow:
Net cash provided by operating activities	$7,783	$1,923	$16,992	$1,725
Capital expenditures	(3,021)	(1,230)	(6,848)	(2,233)
Free cash flow	$4,762	$693	$10,144	$(508)
Diluted shares outstanding	19,032	18,638	19,008	18,605
Free cash flow per share	$0.25	$0.04	$0.53	$(0.03)

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2011	2010
	(Unaudited)
Revenue	$83,580	$67,233
Net income (loss)	$1,323	$(1,625)
Basic income (loss) per common share:
Continuing operations	$0.07	$(0.09)
Discontinued operations	(0.00)	-
Net income (loss) per share	$0.07	$(0.09)
Diluted income (loss) per common share:
Continuing operations	$0.07	$(0.09)
Discontinued operations	(0.00)	-
Net income (loss) per share	$0.07	$(0.09)
Weighted average shares outstanding:
Basic	18,850	18,638
Diluted	19,032	18,638

	Years Ended
	December 31,
	2011	2010
	(Unaudited)	(Note)
Revenue	$335,625	$266,654
Net income (loss)	$7,907	$(10,204)
Basic income (loss) per common share:
Continuing operations	$0.43	$(0.52)
Discontinued operations	(0.03)	(0.03)
Net income (loss) per share	$0.40	$(0.55)
Diluted income (loss) per common share:
Continuing operations	$0.43	$(0.52)
Discontinued operations	(0.03)	(0.03)
Net income (loss) per share	$0.40	$(0.55)
Weighted average shares outstanding:
Basic	18,823	18,605
Diluted	19,008	18,605

Note: The selected data at December 31, 2010 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)	(Note)
Net revenue:
Industrial Group	$72,223	$47,739	$273,305	$191,154
Electronics Group	11,357	19,494	62,320	75,500
Total net revenue	83,580	67,233	335,625	266,654
Cost of sales:
Industrial Group	64,023	45,810	245,962	182,152
Electronics Group	10,850	14,113	54,434	59,607
Total cost of sales	74,873	59,923	300,396	241,759
Gross profit:
Industrial Group	8,200	1,929	27,343	9,002
Electronics Group	507	5,381	7,886	15,893
Total gross profit	8,707	7,310	35,229	24,895
Selling, general and administrative	7,410	6,800	28,315	26,749
Research and development	760	2,181	3,397	3,150
Amortization of intangible assets	22	28	102	113
Nonrecurring (income) expense	—	—	(3,000)	—
Restructuring expense, net	(2)	255	231	2,296
Operating income (loss)	517	(1,954)	6,184	(7,413)
Interest expense, net	124	583	1,732	2,379
Other (income) expense, net	(621)	(689)	(6,604)	(1,088)
Income (loss) from continuing operations before taxes	1,014	(1,848)	11,056	(8,704)
Income tax expense (benefit)	(387)	(223)	2,621	1,004
Income (loss) from continuing operations	1,401	(1,625)	8,435	(9,708)
Loss from discontinued operations, net of tax	(78)	—	(528)	(496)
Net income (loss)	$1,323	$(1,625)	$7,907	$(10,204)
Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.07	$(0.09)	$0.43	$(0.52)
Loss per share from discontinued operations	(0.00)	-	(0.03)	(0.03)
Net income (loss) per share	$0.07	$(0.09)	$0.40	$(0.55)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.07	$(0.09)	$0.43	$(0.52)
Loss per share from discontinued operations	(0.00)	-	(0.03)	(0.03)
Net income (loss) per share	$0.07	$(0.09)	$0.40	$(0.55)
Weighted average shares outstanding:
Basic	18,850	18,638	18,823	18,605
Diluted	19,032	18,638	19,008	18,605

Note: The statement of operations at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,	December 31,
	2011	2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$18,173	$16,592
Accounts receivable, net	42,984	41,434
Inventory, net	33,621	30,264
Other current assets	3,468	5,717
Assets held for sale	1,739	—
Total current assets	99,985	94,007
Restricted cash	3,000	3,000
Investment in marketable securities	1,749	—
Property, plant and equipment, net	56,891	68,590
Goodwill	6,900	6,900
Other assets	7,200	7,195
Total assets	$175,725	$179,692
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,303	$39,488
Accrued liabilities	23,569	22,763
Current portion of long-term debt	—	2,000
Total current liabilities	74,872	64,251
Long-term debt	10,000	21,305
Other liabilities	30,385	34,338
Total liabilities	115,257	119,894
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,108,635 shares issued and 20,014,901 outstanding in 2011 and 19,964,348 shares issued and 19,663,229 outstanding in 2010	201	199
Additional paid-in capital	149,160	148,555
Retained deficit	(66,722)	(74,629)
Accumulated other comprehensive loss	(22,170)	(14,324)
Treasury stock, 113,234 and 301,119 shares in 2011 and 2010, respectively	(1)	(3)
Total stockholders’ equity	60,468	59,798
Total liabilities and stockholders’ equity	$175,725	$179,692

Note: The balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended December 31,

	2011	2010
	(Unaudited)	(Note)
Cash flows from operating activities:
Net income (loss)	$7,907	$(10,204)
Loss from discontinued operations	(528)	(496)
Income (loss) from continuing operations	8,435	(9,708)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,216	14,724
Deferred income taxes	508	604
Stock-based compensation expense	979	1,062
Deferred revenue recognized	(6,884)	(6,112)
Deferred loan costs recognized	172	382
Write-off of debt issuance costs	277	—
Gain on the sale of assets	(4,523)	(902)
Provision for excess and obsolete inventory	945	(1,871)
Other noncash items	(2,545)	1,631
Contributions to pension plans	(753)	(821)
Changes in operating assets and liabilities:
Accounts receivable	(1,509)	(3,261)
Inventory	(4,302)	660
Other current assets	564	3,626
Accounts payable	11,747	3,138
Accrued and other liabilities	(335)	(1,231)
Net cash provided by operating activities - continuing operations	16,992	1,921
Net cash used in operating activities - discontinued operations	—	(196)
Net cash provided by operating activities	16,992	1,725
Cash flows from investing activities:
Capital expenditures	(6,848)	(2,233)
Proceeds from sale of assets	5,032	1,446
Changes in nonoperating assets and liabilities	33	46
Net cash used in investing activities	(1,783)	(741)
Cash flows from financing activities:
Repayment of former Revolving Credit Agreement	(10,000)	—
Repayment of former Senior Notes	(13,305)	—
Net proceeds from Credit Facility	10,000	—
Payments for deferred loan costs	(387)	—
Proceeds from issuance of common stock	64	—
Net cash used in financing activities	(13,628)	—
Net increase in cash and cash equivalents	1,581	984
Cash and cash equivalents at beginning of period	16,592	15,608
Cash and cash equivalents at end of period	$18,173	$16,592

Note: The cash flow statement at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer